Exhibit 10.16
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              Management Agreement dated effective January 1, 2001
                     between U.S. Gold Corporation and
                           Gold Resource Corporation.

                    MANAGEMENT AND ADMINISTRATION AGREEMENT
                     Between GOLD RESOURCE CORPORATION And
                             U. S. GOLD CORPORATION

THIS MANAGEMENT AND ADMINISTRATION AGREEMENT (the "Agreement") is made and entered into effective as of January 1, 2002, between Gold Resource Corporation, a Colorado corporation ("GRC"), whose address is 2201 Quitman Street, Denver, Colorado 80212-1115 and U.S. Gold Corporation, a Colorado corporation ("U.S.
Gold"), whose address is 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545.

                                   ARTICLE I.
                                   RECITALS:

1.1 WHEREAS GRC has certain intended business activities including management and evaluation and potential development of mineral properties located in Mexico, related funding activities and general corporate administration (collectively Business Activities) and is interested in securing the management and administration of such Business Activities; and

1.2 WHEREAS U.S. Gold has the personnel, facilities and experience to provide GRC certain management and administrative services related to the Business Activities;

1.3 NOW THEREFORE, in consideration of the promises and of the mutual covenants, conditions, and obligations contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE II.
                        SCOPE OF SERVICES TO BE PROVIDED

2.1  U.S.  Gold  agrees  to  provide  the  following   general   Management  and
Administrative Services to GRC as provided in this Agreement:

2.2 Executive Management. The time and services of the following individuals will be provided on an as-needed basis (anticipated to require, on average, no more than approximately 50% of the normal available work period): a) William W. Reid; b) William F. Pass, and c) David C. Reid, each whom are full-time executive employees of U.S. Gold.

2.3 Office Services. The office and infrastructure of U.S. Gold's Lakewood, Colorado offices will be made available to support the Business Activities of GRC including, but not limited to, non-exclusive use of computers, printers, telephones, facsimile, files storage, mail service. Any third party expenses for the direct benefit of GRC shall be paid directly by GRC.

2.4 Preparation of Agreements. U.S. Gold, on behalf of GRC, will prepare such drafts and negotiate with third parties any agreements related to Business activities, for final review, approval and execution, as directed by the Board of Directors of GRC. Any out of pocket costs related to such activities, including but not limited to travel costs, fees of attorneys, accountants and tax experts, shall be paid directly by GRC.

2.5 Financing Activity. U.S. Gold, on behalf of GRC, shall prepare such documents and make such presentations as necessary or appropriate towards the objective of raising funding for Gold Resource, including but not limited to equity, debt, and lease financings, except that under no circumstances shall U.S. Gold act as, or be construed as acting as financial advisor to, or underwriter or placement agent of any securities of GRC. All arrangements shall be reviewed, approved and executed as directed by the Board of Directors of GRC. Any out of pocket expenses related to such activities shall be paid directly by GRC.

2.6 Management of Consultants. U.S. Gold, on behalf of GRC, may and shall enter into consulting agreements with third parties for the furtherance of Business Activities, and shall work with and manage such consultants in such activities,

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as directed by the Board of Directors of GRC. All direct and indirect  costs and
expenses  related  to  such  consultants,   consulting  agreements  and  related
activities shall be paid directly by GRC. Examples include lawyers, accountants, engineers, engineering firms, field personnel, etc.

2.7 Management of Contracts. U.S. Gold, on behalf of GRC, shall enter into such contracts with third parties as required for the furtherance of Business Activities, and shall manage such contracts. All direct and indirect costs and expenses related to such contracts shall be paid directly by GRC. Examples include but are not limited to engineering design, facilities fabrication and construction, permitting, etc.

2.8 Establishment of Subsidiaries and Qualification to Conduct Business. U.S. Gold, on behalf of GRC and upon advice of consultants, shall create such business entities as necessary and appropriate including subsidiaries of GRC, to hold assets and conduct operations related to or in furtherance of Business Activities.

2.9 Opening of Bank Checking and Savings Accounts. U.S. Gold, on behalf and in the name of GRC, shall from time to time open checking and savings accounts at banks and other financial institutions to hold assets and conduct operations related to or in furtherance of Business Activities.

2.10 Maintenance of Books and Records. U.S. Gold will maintain checking and savings account records for and on behalf of GRC and shall prepare monthly budgets and monthly accounting for all activities. An annual independent audit, at the expense of GRC, shall be performed on the financial accounts of GRC. U.S. Gold will provide such independent auditors full access to all records and full cooperation in the conduct of such annual audit.

                                  ARTICLE III.
                          CONSIDERATION TO U. S. GOLD

3.1 As consideration for the services provided by U.S. Gold under this Agreement, unless terminated early as provided herein, GRC shall pay to U.S. Gold $30,000.00 per month payable no later than the first business day of each month thereunder.

                                  ARTICLE IV.
                               TERM OF AGREEMENT

4.1 The term of this Agreement, unless terminated earlier as provided in Section V below, shall be twelve (12) months commencing January 1, 2002 and terminating December 31, 2002.

                                   ARTICLE V.
                               EARLY TERMINATION

5.1 This Agreement may not be terminated by either party other than for cause with 30-day prior written notice.

5.2 In the event that either party terminates this Agreement for cause, there shall be a prorate of the monthly payment to U.S. Gold as per Article 3.1 through the effective date of such termination.

                                  ARTICLE VI.
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 GRC  hereby  represents  and  warrants  to U.S.  Gold as of the date of this
Agreement,   and  this   Agreement   is  made  in  reliance  on  the   following
representations and warranties:

     a) GRC is a corporation duly organized, validly existing and in good standing under the laws of Colorado. GRC has full corporate power and authority, and all franchises, licenses and permits as are necessary to own its assets and to carry on its business as presently conducted and to consummate the transactions contemplated by this Agreement.

6.2 U.S.  Gold  hereby  represents  and  warrants  to GRC as of the date of this
Agreement,   and  this   Agreement   is  made  in  reliance  on  the   following
representations and warranties:

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     a) U.S. Gold is a corporation duly organized,  validly existing and in good standing under the laws of Colorado. U.S. Gold has full corporate power and authority, and all franchises, licenses and permits as are necessary to carry on its business as presently conducted and to consummate the transactions and performance contemplated by this Agreement.

     b) William W. Reid, David C. Reid and William F. Pass are executive employees of U.S. Gold.

                                  ARTICLE VII.
                                 GOVERNING LAW

7.1 This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Colorado, including all matters of construction, validity and performance.

In WITNESS WHEREOF, the parties have executed this Agreement effective the first date set forth above.

GOLD RESOURCE CORPORAITON

By: /s/ William W. Reid, President
November 29, 2001

U. S. GOLD CORPORATION

By: /s/ John W. Goth, Independent Director
November 29, 2001






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